Exhibit 10.2

LONG-TERM PERFORMANCE AWARD AGREEMENT
(Under the Kaman Corporation
2003 Stock Incentive Plan)

THIS AGREEMENT, made and entered into as of the ________ day of_____________, 20___, by and between KAMAN CORPORATION, a Connecticut corporation, with its principal office in Bloomfield, Connecticut (the "Corporation"), and ________________________ ("Participant");

W I T N E S S E T H :

WHEREAS, it has been determined that the Participant is an Eligible Person under the Corporation’s 2003 Stock Incentive Plan (the “Plan”) and

[WHEREAS, the Participant has been designated as a Covered Employee under the Plan; and]

WHEREAS, the Committee wishes to grant to the Participant a Long-Term Performance Award, as hereinafter described (the “Long-Term Performance Award”); [and]

[WHEREAS, the Committee intends the Long-Term Performance Award to be a Qualified Performance-Based Award meeting the criteria of the Section 162(m) Exemption including Qualified Performance Criteria, as those terms are defined in the Plan;]

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.  Long-Term Incentive Award.

(a)  Subject to the terms and conditions of this Agreement, the Participant is awarded a Long-Term Performance Award which shall entitle the Participant to a payment based upon the performance criteria, Performance Period, payment computation formula and other factors set forth in Exhibit A to this Agreement which is incorporated herein by reference. The Long-Term Performance Award is subject to forfeiture as more particularly described in Section 2 of this Agreement.

(b)  In order for the Participant to be eligible to receive the payment which the Participant may otherwise earn pursuant to the Long-Term Performance Award, the Participant must execute and deliver a copy of this Agreement to the President of the Corporation at its offices in Bloomfield, Connecticut within sixty (60) days of the date on which the Participant has received this Agreement. The Participant must execute both the signature page of this Agreement and a copy of Exhibit A to this Agreement. In the event that this Agreement is executed by the Corporation and the Participant prior to the completion of Exhibit A, the Corporation shall complete Exhibit A within a reasonable time. The Participant shall not be entitled to any payment under this Agreement except in accordance with the performance criteria and other factors with respect to such payment as shall have been set forth on a copy of Exhibit A that shall have been executed by both the Corporation and the Participant and attached to this Agreement.

(c)  Notwithstanding the acceptance of Exhibit A by the Corporation and the Executive, as evidenced by their execution and attachment hereto of a copy thereof, the performance factors applicable to the Long-Term Performance Award may be adjusted as the Committee deems necessary or appropriate in the manner permitted by and subject to the Plan.

2.  Termination and Forfeiture.

(a)  If a Participant terminates his or her employment or his or her consultancy during the Performance Period related to the Long-Term Performance Award because of death or Disability, the Committee may in its discretion provide for an earlier payment and settlement of the Long-Term Performance Award, which payment may be in such amount and under such terms and conditions as the Committee deems appropriate.

(b)  If a Participant terminates his or her employment or his or her consultancy during a Performance Period because of Retirement, then such Participant shall continue to be entitled to a prorata portion of any payment with respect to the Long-Term Performance Award subject to such Performance Period in accordance with the payment terms set forth in subsection (e) of Section 9 of the Plan, determined by multiplying such payment, calculated as if the Participant's employment or consultancy had not been terminated, by a fraction the numerator of which is the number of days from the beginning of the Performance Period to the date of such termination and the denominator of which is the total number of days during the Performance Period.

(c)  If a Participant terminates employment or his or her consultancy during a Performance Period for any reason other than death, Disability or Retirement, then such a Participant shall not be entitled to any payment with respect to the Long-Term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine in its discretion.

3.  Payment. The earned portion of the Long-Term Performance Award shall be paid in cash within two hundred seventy (270) days following the close of the applicable Performance Period, provided that the Committee may elect to pay up to one-third (1/3) of such amount in whole shares of Stock or, at the discretion of the Committee, such earned portion may be paid in whole shares of Stock to the extent requested by the Participant. Any such shares of Stock shall be valued at their Fair Market Value at the close of business on the most recent trading day proceeding the date of such payment.

4.  No Employment Rights. No provision of this Agreement shall:

(a)  confer or be deemed to confer upon the Participant any right to continue in the employ of the Corporation or any Subsidiary or shall in any way affect the right of the Corporation or any Subsidiary to dismiss or otherwise terminate the Participant’s employment at any time for any reason with or without case, or

(b)  be construed to impose upon the Corporation or any Subsidiary any liability for any forfeiture of the Long-Term Performance Award which may result under this Agreement if the Participant’s employment is so terminated, or

(c)  affect the Corporation’s right to terminate or modify any contractual relationship with the Participant if the Participant is not an employee of the Corporation or a Subsidiary;

5.  No Liability for Business Acts or Omissions. The Participant recognizes and agrees that the Board or the officers, agents or employees of the Corporation in their conduct of the business and affairs of the Corporation, may cause the Corporation to act, or to omit to act, in a manner that may, directly or indirectly, affect the amount of or the ability of the Participant to earn the Long-Term Performance Award under this Agreement. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Corporation, the Board or any officer, agent or employee of the Corporation for any effect on the Participant’s entitlement under the Long-Term Performance Award that may result, directly or indirectly, from any such action or omission.

6.  Change in Control.

(a)    Upon the occurrence of a Change in Control followed by the termination of the Participant’s employment during the succeeding thirty-six (36) months other than (A) by the Corporation for Cause, (B) by reason of death or Disability, or (C) by the Participant without Good Reason, then, and only then, the Long-Term Performance Award shall be deemed fully vested and fully earned and shall be canceled in exchange for a cash payment equal to 100% of the target value of such Award.

 (b)    In the event that, following a Change in Control, and provided the provisions of Section 15(i)(i) of the Plan are inapplicable, the Committee shall determine in its sole discretion that the event(s) or transaction(s) constituting the Change in Control have caused the Committee to be unable to determine whether or not the performance factors and/or other criteria applicable to one or more Long-Term Performance Awards granted and outstanding under Section 9 of the Plan have (or have not), in fact been met or satisfied, then, with respect to each such Long-Term Performance Award, the Committee shall: (A) cancel the Award and make a payment to the Participant in an amount equal to 100% of the initial target value of such Award as previously determined by the Committee under Section 9(b) of the Plan; or (B) cancel the Award, modify the provisions of Section 9 of the Plan as may be necessary to grant Long Term Performance Awards which are substantially equivalent to those permitted prior to such Change in Control, and grant to the Participant a new Long-Term Performance Award under such terms and conditions as the Committee shall establish under Section 9 of the Plan, which will provide a payment opportunity to the Participant substantially equivalent to such cancelled Award.

7.    Committee’s Discretion. If the Committee has designated the Long-Term Performance Award as a Qualified Performance-Based Award, as defined in the Plan, then the Committee shall not exercise any discretion that it might otherwise have the ability to exercise under Section 9(c), or any other section, of the Plan in a way that would increase the amount of the Long-Term Performance Award in a manner that is inconsistent with the exemption for performance-based compensation set forth in Section 162(m) of the Code.

8.    Changes in Capitalization.

(a)  This Agreement and the issuance of any shares of Stock in payment or partial payment of the Long-Term Performance Award shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

(b)  In the event of recapitalization, stock split, stock dividend, divisive reorganization or other change in capitalization affecting the Corporation’s shares of Stock, an appropriate adjustment will be made in respect of any shares of Stock delivered to the Participant in payment of any or all of Participant’s entitlement under the Long-Term Performance Award.

9.    Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

10.   Interpretation. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and the Plan is incorporated herein by reference.

11.    Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing by the Participant.

12.    Complete Agreement. This Agreement contains the entire Agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto.

13.    Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Participant, his heirs, devisees and legal representatives.

14.    Legal Representative. In the event of the Participant’s death or a judicial determination of his incompetence, reference in this Agreement to the Participant shall be deemed to refer to his legal representative, heirs or devisees, as the case may be.

15.    Business Day. If any event provided for in this Agreement is scheduled to take place on a day on which the Corporation’s corporate offices are not open for business, such event shall take place on the next succeeding day on which the Corporation’s corporate offices are open for business.

16.    Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

17.    Notices.

(a)    Any notice to the Corporation pursuant to any provision of this Agreement will be deemed to have been delivered when delivered in person to the ____________ of the Corporation or when deposited in the United States mail, addressed to the _________________ of the Corporation, at the Corporation’s corporate offices, or such other address as the Corporation may from time to time designate in writing.

(b)    Any notice to the Participant pursuant to any provision of this Agreement will be deemed to have been delivered when delivered to the Participant in person or when deposited in the United States mail, addressed to the Participant at this address on the shareholder records of the Corporation or such other address as the Participant may from time to time designate in writing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Participant		KAMAN CORPORATION
By:
Its

Exhibit A

Dated: _______________

Participant		KAMAN CORPORATION
By:
Its